SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): August 31, 1999
                                                          ---------------


                              EASTERN ENTERPRISES
                              -------------------
             (Exact name of registrant as specified in its charter)


Massachusetts                      1-2297                         04-1270730
----------------------------------------------------------------------------
(State or other            (Commission File Number)       (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)



                  9 Riverside Road, Weston, Massachusetts              02493
----------------------------------------------------------------------------
                  (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (781) 647-2300


             None
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1, 3 through 6, 8 and 9.  Not Applicable.
-----------------------------


Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------

                  Eastern Enterprises ("Eastern") consummated the acquisition of Colonial Gas Company ("Colonial Gas") on August 31, 1999 by merging Colonial Gas into a wholly-owned subsidiary of Eastern pursuant to the terms of an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of October 17, 1998, by and between Eastern and Colonial Gas. Eastern paid $150 million in cash and issued approximately 4,220,000 shares of its common stock as consideration in the transaction. Eastern used approximately $135 million of its cash reserves and borrowed under existing credit facilities approximately $15 million from a group of banks consisting of BankBoston, N.A., The Bank of Nova Scotia, Fifth Third Bank, Mellon Bank, N.A., Morgan Guaranty Trust Company of New York and Fleet National Bank for the cash portion of the consideration. A copy of the Merger Agreement and the press release made by Eastern announcing the closing of this acquisition are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

                  Colonial Gas is a regulated  utility that distributes  natural gas on Cape Cod and eastern Massachusetts. Transgas Inc., a wholly-owned subsidiary of Colonial Gas, is an unregulated energy trucking company, which provides over-the-road transportation of liquefied natural gas, propane and other commodities. Both of these entities will continue to operate in these fields.


Item 7.  Financial Statements and Exhibits.
------------------------------------------

(a)      Financial statements of business acquired.

(1) Audited Consolidated Statement of Income, Balance Sheets, Statements of Cash Flows and Statement of
                           Common Equity of Colonial Gas Company for the year ended December 31, 1998, together with Notes and Report of Independent Certified Public Accountants (incorporated by reference to Annual Report of Colonial Gas Company on Form 10-K for the year ended December 31, 1998 (File No. 0-10007)).

(2)                        Unaudited   Consolidated   Condensed   Statements of
                           Operations, Balance Sheets and Statements of Cash
                           Flows
                           of Colonial Gas Company for the six months ended June 30, 1999, together with Notes (incorporated by reference to Quarterly Report of Colonial Gas Company on Forms 10-Q and 10-Q/A for the quarter ended June 30, 1999 (File No. 0-10007)).

(b)    Pro forma financial information.

     (1) Combined Unaudited Pro Forma Balance Sheet of Eastern Enterprises as of June 30, 1999, including Notes.

     (2) Combined Unaudited Pro Forma Statement of Operations of Eastern Enterprises for the six months and year ended June 30, 1999, and December 31, 1998, respectively, including Notes.

     (c)  Exhibits.

          2.1 Agreement and Plan of Reorganization, dated as of October 17, 1998, by and between Eastern and Colonial Gas (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of Colonial Gas dated October 17, 1998 (File No.
                      0-10007)).

          99.1        Press Release.

          99.2 Audited Consolidated Statement of Income, Balance Sheets, Statements of Cash Flows and Statements of Common Equity of Colonial Gas Company for the year ended December 31, 1998, together with Notes and Report of Independent Certified Public Accountants.

          99.3 Unaudited Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows of Colonial Gas Company for the six months ended June 30, 1999, together with Notes.

          99.4       Consent of Grant Thornton LLP.

Item 7(b) Pro forma Financial Information


                       EASTERN COMBINED UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION

Eastern completed its acquisition of Colonial Gas on August 31, 1999 and is accounting for this transaction under the purchase method of accounting for business combinations.

The Eastern unaudited adjusted historical balance sheet as of June 30, 1999 includes the effect of this acquisition as if the acquisition had occurred on June 30, 1999.

The Eastern unaudited adjusted historical statements of operations for the six months and year ended June 30, 1999 and December 31, 1998 include the effect of this acquisition, as if the acquisition had occurred on January 1, 1998.

The Eastern unaudited adjusted historical financial information is not necessarily indicative of the results of operations which would have been reported if the acquisition had occurred on the indicated dates nor is it necessarily indicative of the future operating results of the combined company. Furthermore, the adjusted historical financial information does not give effect to (a) the efficiencies that may be obtained by combining the operations of Eastern and Colonial Gas, (b) the costs incurred for restructuring, integrating and consolidating the operations of Eastern and Colonial Gas preliminarily estimated at $5.0 million, net of tax of $3.4 million which will be charged to income as incurred, (c) the impact of the discontinuation of regulatory accounting, which is expected to result in no purchase price allocated to regulatory assets and a corresponding increase in goodwill of approximately $11.5 million or (d) the impact of recording certain liabilities for severance, enhanced benefits and a contract cancellation all totaling $10.0 million expected to be incurred as a result of the merger. In the opinion of management, all adjustments necessary to present fairly such adjusted historical statement of operations have been made.

The Eastern unaudited historical financial information should be read in conjunction with the historical consolidated financial statements of Eastern which are incorporated by reference into this proxy statement/prospectus and the historical consolidated financial statements of Colonial Gas.

               EASTERN COMBINED UNAUDITED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1999
                                 (in thousands)

                                             EASTERN             COLONIAL
                                                AS                  AS               PRO FORMA                PRO FORMA
                                           REPORTED(2)       RECLASSIFIED(2)        ADJUSTMENTS               BALANCES(1)
----------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
         Cash and short-term investments        $ 179,851               $ 2,491      $(154,919)(5)            $27,423
         Receivables, less reserves of
          $17,850                                  99,308                12,887        --------               112,195
         Inventories                               44,158                12,358        --------                56,516

         Deferred gas costs                     ---------                (4,484)       --------                (4,484)

         Other current assets                       7,646                 6,207        --------                13,853
                                              -----------            ----------      ---------            -----------

                  Total current assets            330,963                29,459       (154,919)               205,503


PROPERTY AND EQUIPMENT,
          AT COST                               1,751,233               417,850        -------              2,169,083
          Less - accumulated depreciation         788,852               115,463        -------                904,315
                                              -----------            ----------      ---------            -----------

                  Net property and equipment      962,381               302,387        -------              1,264,768

OTHER ASSETS
          Deferred post-retirement health
          care costs                               75,888                 3,307        -------                 79,195

          Investments                              15,708                 -----        -------                 15,708

          Deferred charges and other costs,
          Less amortization                        70,013                27,905        205,586(3)              ------
                                              -----------            ----------      ---------            -----------
                  Total other assets              161,609                31,212        205,586                398,407
                                              -----------            ----------      ---------            -----------

TOTAL ASSETS                                  $ 1,454,953            $  363,058      $  50,667            $ 1,868,678
                                              ===========            ==========      =========            ===========

               EASTERN COMBINED UNAUDITED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1999
                                 (in thousands)


                                                   EASTERN            COLONIAL
                                                      AS                  AS               PRO FORMA       PRO FORMA
                                                  REPORTED(2)       RECLASSIFIED(2)       ADJUSTMENTS      BALANCES(1)
---------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
         Current debt                             $5,632            $9,161               $---------        $ 14,793

         Accounts payable                         37,793            16,830                ---------          54,623

         Accrued expenses                         38,547             6,743                ---------          45,290

         Other current liabilities                44,675             4,400                ---------          49,075
                                             -----------         ---------               ----------      ----------

            Total current liabilities            126,647            37,134                ---------         163,781


GAS INVENTORY FINANCING                           31,438             8,269                ---------          39,707

LONG-TERM DEBT                                   383,173           121,021                ---------         504,194

RESERVES AND OTHER LIABILITIES
         Deferred income taxes                   135,306            56,346                ---------         191,652

         Post-retirement health care              96,750             4,495                ---------         101,245

         Preferred stock of subsidiary            29,377            -------               ---------          29,377

         Other reserves                           92,716                808               ---------          93,524
                                             -----------         ----------              ----------      ----------

            Total reserves and other liabilities 354,149             61,649               ---------         415,798

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
         Common stock, authorized;

         Eastern -- 50 million,

         Colonial Gas -- 15 million

         issued and outstanding;

         Eastern -- 22.7 million
           27.0 million pro forma                 22,649            -------                   4,220(4)       26,869
         Colonial Gas -- 9.0 million             -------             29,806                 (29,806)(4)      ------

         Capital in excess of par                 56,004             64,342                 117,090(4)      237,436

         Retained earnings                       481,315             40,837                 (40,837)(4)     481,315

         Accumulated other comprehensive
           earnings (loss)                           (63)            ------                  ------             (63)

         Treasury stock                             (359)            ------                  ------            (359)
                                             -----------         ----------              ----------      ----------

            Total stockholders' equity           559,546            134,985                  50,667         745,198
                                             -----------         ----------              ----------      ----------


           TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY              $ 1,454,953         $  363,058              $   50,667      $1,868,678
                                             ===========         ==========              ==========      ==========



See accompanying notes to Combined Unaudited Pro Forma Financial Information

          EASTERN COMBINED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                      (in thousands, except per share data)



                                           EASTERN               COLONIAL
                                              AS                    AS                 PRO FORMA             PRO FORMA
                                         REPORTED(2)         RECLASSIFIED(2)          ADJUSTMENTS            BALANCES
-----------------------------------------------------------------------------------------------------------------------
Revenues                                      $515,349                $120,132              $-------             $635,481

Operating costs and expenses:
         Operating costs                       353,008                  72,663               -------              425,671

         Selling, general and
            administrative expenses             59,049                  16,375                  (673)(3)           74,751

Depreciation and amortization                   43,649                   8,281                 2,570 (3)           54,500
                                               -------                 -------               -------              -------

Operating earnings                              59,643                  22,813                (1,897)              80,559

Other income (expense):
         Interest income                         4,870                     821                                      1,431
                                                                                              (4,260)(6)
         Interest expense                      (17,414)                 (5,185)                                   (22,599)
                                                                                             ------- (6)
         Other, net                              1,103                     137               -------                1,240
                                               -------                 -------               -------              -------

Earnings from continuing
    operations before income taxes              48,202                  18,586                (6,157)              60,631

Provision for income taxes                      18,474                   7,671                (1,309)(7)           24,836
                                               -------                 -------               -------              -------

Net earnings from continuing
    operations before extraordinary
    items                                      $29,728                 $10,915               $(4,848)             $35,795
                                               =======                 =======               =======              =======

Basic earnings per share from
    continuing operations (4):                   $1.31                  $ 1.22                                      $1.33
                                                 =====                  ======                                      =====

Diluted earnings per share from
    continuing operations (4):                  $ 1.31                  $ 1.22                                      $1.33
                                                ======                  ======                                      =====

Weighted average number of
  common shares outstanding:
         Basic                                  22,618                   8,936                                     26,838
                                                ======                   =====                                     ======

         Diluted                                22,725                   8,936                                     26,945
                                                ======                   =====                                     ======



  See accompanying notes to Combined Unaudited Pro Forma Financial Information

          EASTERN COMBINED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                      (in thousands, except per share data)

                                          EASTERN              COLONIAL
                                            AS                    AS                PRO FORMA           PRO FORMA
                                         REPORTED(2)         RECLASSIFIED(2)        ADJUSTMENTS         BALANCES
-------------------------------------------------------------------------------------------------------------------
Revenues                                 $935,264            $ 183,093              $-------            $1,118,357

Operating costs and expenses:
         Operating costs                  640,792              111,705               -------               752,497
         Selling, general and
           administrative expenses        118,546               28,795                (1,808) (3)          145,533

Depreciation and amortization              75,521               14,727                 5,140                95,388
                                         --------            ---------              --------               -------

Operating earnings                        100,405               27,866                (3,332)              124,939

Other income (expense):
         Interest income                    7,582                2,360                (8,521)(6)             1,421

         Interest expense                 (33,584)             (10,861)              -------               (44,445)

         Other, net                         5,591                  847               -------                 6,438
                                         --------            ---------              --------               -------

Earnings from continuing
    operations before income taxes         79,994               20,212               (11,853)               88,353

Provision for income taxes                 29,166                7,910                (2,300)(7)            34,776
                                         --------            ---------              --------               -------

Net earnings from continuing
    operations before extraordinary
    items                                $ 50,828            $ 12,302               $ (9,553)              $53,577
                                         ========            ========               ========               =======

Basic earnings per share from
    continuing operations
    before extraordinary items (4):       $  2.26            $   1.40                                     $   2.01
                                          =======            ========                                     ========

Diluted earnings per share from
    continuing operations
    before extraordinary items (4):       $  2.24            $   1.40                                     $  1.99
                                          =======            ========                                     =======

Weighted average number of
 common shares outstanding:

         Basic                            22,474                8,781                                      26,694
                                          ======                =====                                      ======

         Diluted                          22,680                8,781                                      26,900
                                          ======                =====                                      ======




  See accompanying notes to Combined Unaudited Pro Forma Financial Information

                  NOTES TO EASTERN COMBINED UNAUDITED PRO FORMA
                              FINANCIAL INFORMATION

(1) The Acquisition

The acquisition will be accounted for under the purchase method of accounting for business combinations. The adjusted historical financial information does not give effect to (a) the efficiencies that may be obtained by combining the
operations   of  Eastern  and  Colonial   Gas,   (b)  the  costs   incurred  for
restructuring, integrating and consolidating the operations of Eastern and Colonial Gas preliminarily estimated at $5.0 million, net of tax of $3.4 million which will be charged to income as incurred, (c) the impact of the discontinuation of regulatory accounting, which is expected to result in no purchase price allocated to regulatory assets and a corresponding increase in goodwill of approximately $11.5 million or (d) the impact of recording certain liabilities for severance, enhanced benefits and a contract cancellation all totaling $10.0 million expected to be incurred as a result of the merger. There were no intercompany transactions between Eastern and Colonial Gas during the periods presented that require elimination.

On September 30, 1998, Eastern completed a merger with Essex Gas which was accounted for as a pooling of interests. Accordingly, the accompanying unaudited pro forma combined financial data include in Eastern the accounts of Essex Gas for all periods presented.

(2) Reclassifications

These columns represent historical results of operations and financial position of the respective companies. Certain reclassifications have been made to the historical balance sheet and statements of operations of Colonial Gas to conform with Eastern's historical financial statement presentation.

 (3)   Purchase Price Allocation

The fair value of the consideration exchanged to acquire Colonial Gas common stock, determined as of August 31, 1999, will be allocated to the assets and liabilities of Colonial Gas based on their estimated fair value. A preliminary allocation of the purchase price has been presented in the unaudited adjusted historical financial information in which the fair value of the identifiable net tangible assets of Colonial Gas is assumed to equal the net book value of such assets. The excess of consideration over the fair value of the identifiable net tangible assets for Colonial Gas has been preliminarily allocated to goodwill as follows (in thousands, except price per share):

    Shares of Colonial Gas common stock outstanding on
    August 31, 1999                                                   8,951
    Consideration per Colonial Gas share (a)                      $   37.50
                                                                  ---------
    Consideration exchanged for Colonial Gas common stock         $ 335,652
    Plus: estimated transaction costs (b)                             4,919
                                                                  ---------
    Total estimated purchase price                                  340,571
    Less: estimated fair value of Colonial Gas identifiable net
    assets (net book value) on June 30, 1999                        134,985
                                                                  ---------
    Total estimated goodwill due to acquisition                   $ 205,586
                                                                  =========

(a) The estimated consideration and purchase price allocation used for pro forma purposes are based on a value of $37.50 per share of Colonial Gas common stock.

(b) Transaction costs primarily include investment banking fees and other professional fees. Transaction costs related to the Colonial Gas acquisition are estimated to be $7.4 million but are presented herein net of $2.481 million of costs previously expensed by Colonial Gas in the accompanying historical statements of operations.

(c) A pro forma adjustment has been made for the six months ended June 30, 1999 and the twelve months ended December 31, 1998 to reflect incremental amortization expense on the goodwill created by the acquisition. Goodwill is amortized over a 40-year life.

(d) A pro forma adjustment has been made to reverse previously expensed transaction costs for the six months ended June 30, 1999 and the twelve months ended December 31, 1998. These costs are non-recurring and relate directly to the acquisition.

(4) Stock Consideration

(a) Colonial Gas - The acquisition consideration consisted of $150 million in cash and the balance in Eastern Gas common stock. 4,000,000 shares of Colonial common stock were exchanged for cash consideration in an amount equal to $37.50 per share. Shares of Colonial common stock which were not exchanged for cash consideration were converted into a number of shares of Eastern common stock based on the exchange ratio of 0.852. As provided in the merger agreement, the exchange ratio was computed based on the average closing price of Eastern common stock on the New York Stock Exchange for the ten trading day period ended on August 26, 1999 ($43.99). Eastern issued approximately 4.220 million shares in the transaction. The unaudited pro forma net earnings per share reflect the weighted average number of Eastern common shares that would have been outstanding if the acquisition occurred at the beginning of the periods presented upon the conversion of each outstanding share of Colonial common stock not exchanged for cash into 0.852 shares of Eastern common stock, as provided in the merger agreement.

(b) Pro forma adjustments have been made as of June 30, 1999 to reflect the issuance of approximately 4.220 million shares of Eastern common stock ($1.00 par value per share) exchanged together with cash of $150 million for all of the outstanding shares of Colonial common stock and to eliminate the shareholders' equity accounts of Colonial Gas.

(5) Cash Consideration

A pro forma adjustment has been made to reflect the use of available on-hand cash and short-term investments to fund the cash portion of the purchase price of a portion of the Colonial Gas common stock (fixed at $150 million cash consideration) plus an additional $4.919 million for estimated transaction costs to be incurred for the acquisition. (See 3(b) above.) The remaining acquisition consideration will be comprised of Eastern common stock.

(6) Interest Income

A pro forma adjustment has been made to reflect reduced interest income resulting from the use of cash more fully described in 5a. above as if such funding had occurred on January 1, 1998, assuming a weighted average annual interest rate of 5.5%.

(7) Income Taxes

A pro forma adjustment has been made for the six months ended June 30, 1999 and the twelve months ended December 31, 1998 to reflect the tax effect of the pro forma adjustments using Eastern's incremental tax rate of 35%. Goodwill created by the acquisition is nondeductible for tax purposes because the transaction is tax-free.

                                    SIGNATURE




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          EASTERN ENTERPRISES


Date: September 15, 1999                  By: /s/ James J. Harper
     ----------------------                   ------------------------
                                                  James J. Harper
                                                  Vice President and Controller

                                  EXHIBIT INDEX



                                            Exhibits


99.1                  --Press Release.

99.2 --Audited Consolidated Statements of Income, Balance Sheets, Statements of Cash Flows and Statements of Common Equity of Colonial Gas Company for the year ended December 31, 1998, together with Notes and Report of Independent Certified Public Accountants.

99.3 --Unaudited Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows of Colonial Gas Company for the six months ended June 30, 1999, together with Notes.

99.4                  --Consent of Grant Thornton LLP.